QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.3

SENOMYX, INC.

FOURTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

November 14, 2001

i

5.6	Severability	23
5.7	Amendment and Waiver	23
5.8	Delays or Omissions	23
5.9	Notices	23
5.10	Attorneys' Fees	24
5.11	Titles and Subtitles	24
5.12	Counterparts	24

ii

SENOMYX, INC.

FOURTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of November 14, 2001, by and among SENOMYX, INC., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock ("Series A Preferred") acquired pursuant to the Series A Preferred Stock Purchase Agreement dated October 1, 1999 (the "Series A Agreement") the holders of the Company's Series B Preferred Stock ("Series B Preferred") acquired pursuant to the Series B Preferred Stock Purchase Agreement dated August 10, 2000 (the "Series B Agreement"), the holder of the Company's Series C Preferred Stock ("Series C Preferred") acquired pursuant to the Series C Preferred Stock Purchase Agreement dated November 9, 2000 (the "Series C Agreement"), the holder (the "Series D Investor") of the Company's Series D Preferred Stock ("Series D Preferred") acquired pursuant to the Series D Preferred Stock Purchase Agreement dated January 9, 2001 (the "Series D Agreement"), the holders (the "Series E Investors") of the Company's Series E Preferred Stock (the "Series E Preferred") acquired pursuant to the Series E Preferred Stock Purchase Agreement dated November 14, 2001 (the "Series E Agreement") and, solely for the purposes of the Designated Sections (as defined below), Silicon Valley Bank ("SVB"). The holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and Series E Preferred listed on Exhibit A hereto shall be referred to hereinafter as the "Investors" and each individually as an "Investor." This Agreement supersedes and replaces the Third Amended and Restated Investor Rights Agreement dated January 9, 2001 among the Company and the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred (the "Prior Rights Agreement").

RECITALS

        WHEREAS, the Investors that are holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred (collectively, the "Prior Investors") have been granted certain rights under the Prior Rights Agreement;

        WHEREAS, the Company proposes to sell and issue up to eleven million two hundred seven thousand two hundred eighty-three (11,207,283) shares of its Series E Preferred to the Series E Investors pursuant to the Series E Agreement; and

        WHEREAS, as a condition of entering into the Series E Agreement, the Series E Investors have required that the Company extend to it registration rights, information rights and other rights as set forth below;

        WHEREAS, pursuant to the terms of a warrant (the "Warrant") to purchase 25,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), previously issued by the Company to SVB, the Company agreed to provide SVB with certain registration rights; and

        WHEREAS, the Company and the Prior Investors desire to amend and restate the rights and obligations of the Company and the Prior Investors under the Prior Rights Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Series A Agreement, the Series B Agreement, the

Series C Agreement, the Series D Agreement and the Series E Agreement, the parties mutually agree as follows:

SECTION 1.    GENERAL

        1.1    Definitions.    Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Series E Agreement. As used in this Agreement the following terms shall have the following respective meanings:

        "Affiliate" shall mean with respect to any Person, any other Person controlling, controlled by or within common control with such Person.

        "Associate" shall mean (i) a corporation or organization (other than the Company) of which a Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company.

        "Designated Sections" shall mean Section 2 (other than Section 2.1) and Section 5.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

        "Initial Offering" means the Company's first firm commitment underwritten public offering of Common Stock registered under the Securities Act.

        "Investor Stock" shall mean all Shares and/or shares of Registrable Securities.

        "Permitted Transfer" means a transfer of Shares by a Holder (a) to any Affiliate, (b) to the Holder's spouse or child; or (c) which is (i) a partnership to its partners or former partners in accordance with partnership interests, (ii) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (iii) a trust to its grantors or beneficiaries, or (iv) to the Holder's family member or trust for the benefit of an individual Holder.

        "Person" shall mean any individual or any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Qualifying Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act at a per share purchase price of at least $8.6997 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), for total proceeds of at least $25,000,000 (before deduction of Registration Expenses and Selling Expenses), and following which the Company's Common Stock is listed or quoted on a nationally recognized securities exchange or The Nasdaq National Market.

        "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) solely for the purposes of the Designated Sections, Common Stock of the Company issued or issuable upon exercise of the Warrant, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

        "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

        "Registration Expenses" means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements, up to $25,000 per registration, of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "SEC" or "Commission" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale.

        "Shares" means the Company's Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred (including any shares of the Company's Series A-1, Series A-2, Series B-1, Series B-2, or similar series of Preferred Stock issued upon conversion of the Shares pursuant to the Restated Charter) and held by the Investors listed on Exhibit A hereto and their permitted assigns.

        "Transfer" shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Investor Stock other than a Permitted Transfer.

SECTION 2.    REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1    Restrictions on Transfer.

          (a)   Each Investor agrees not to make any disposition of all or any portion of Investor Stock and until:

              (i)  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (ii)  (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) subject to clause (iii) below, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

           (iii)  Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a Permitted Transfer; in any such case, written notification of the Permitted Transfer need only be delivered at the time of or within a reasonable time after such Permitted Transfer; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Investor hereunder, and such Permitted Transfer complies with state and federal securities law.

          (b)    Transfers by an Investor.

            (i)    Notice of Transfer.    If an Investor (a "Selling Investor") proposes to Transfer any shares of Investor Stock, then the Selling Investor shall promptly give written notice (the "Investor Transfer Notice") simultaneously to the Company and to each of the other Investors at least thirty (30) days prior to the closing of such Transfer. The Investor Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Investor Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

            (ii)    Company Right of First Refusal.    Except with respect to Permitted Transfers, for a period of ten (10) days following receipt of any Investor Transfer Notice, the Company shall have the right to purchase all or a portion of the Investor Stock subject to such Investor Transfer Notice on the same terms and conditions as set forth therein. The Company's purchase right shall be exercised by written notice signed by an officer of the Company and delivered to the Selling Investor (the "Company Exercise Notice"). The Company shall effect the purchase of shares of Investor Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Company Exercise Notice, and at such time the Selling Investor shall deliver to the Company the certificate(s) representing the shares of Investor Stock to be purchased by the Company, each certificate to be properly endorsed for transfer. The shares of Investor Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company's stock. In the event the Company elects not to exercise the Company's right of first refusal as set forth herein, the Company hereby waives any rights of first refusal as set forth in section 46 of Article XIV of the bylaws of the Company, as amended (the "Bylaws").

            (iii)    Investor Right of First Refusal.

              (1)   In the event that the Company does not elect to purchase all of the shares of Investor Stock available pursuant to its rights under Section 2.1(b)(ii) within the period set forth therein, the Selling Investor shall promptly give written notice (the "Second Notice") to the Company and each of the other Investors, which shall set forth the number of shares of Investor Stock not purchased by the Company and which shall include the terms of Investor Transfer Notice set forth in Section 2.1(b)(i). Each other Investor shall then have the right, exercisable upon written notice to the Selling Investor (the "Purchase Notice") within ten (10) days after the receipt of the Second Notice, to purchase its pro rata share of the Investor Stock subject to the Second Notice and on the same terms and conditions as set forth therein. The Investors who so exercise their rights (the "Participating Investors") shall effect the purchase of the shares of Investor Stock, including payment of the purchase price, not more than ten (10) days after delivery of the Purchase Notice, and at such time the Selling Investor shall deliver to the Participating

      Investors the certificate(s) representing the shares of Investor Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

              (2)   Each Investor's pro rata share shall be equal to the product obtained by multiplying (A) the aggregate number of shares of Investor Stock covered by the Second Notice and (B) a fraction, the numerator of which is the number of shares of Investor Stock owned by the Participating Investor at the time of the Transfer and the denominator of which is the total number of shares of Investor Stock owned by all of the Investors at the time of the Transfer.

              (3)   In the event that not all of the Investors elect to purchase their pro rata share of the Investor Stock available pursuant to their rights under Section 2.1(b)(iii)(1) within the time period set forth therein, then the Selling Investor shall promptly give written notice to each of the Participating Investors, which shall set forth the number of shares of Investor Stock not purchased by the other Investors, and shall offer such Participating Investors the right to acquire such unsubscribed shares. The Participating Investors shall have five (5) days after receipt of such notice to notify the Selling Investor of their election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Second Notice.

              (4)   In the event any Investor elects to purchase such Investor's pro rata share of the Investor Stock available pursuant to their rights under this Section 2.1(b)(iii), such election shall be deemed valid and enforceable notwithstanding Section 46 of Article XIV of the Bylaws.

            (iv)    Right of Co-Sale.

              (1)   In addition to the obligations set forth in Sections 2.1(b)(i) through (iii) above, in the event the Selling Investor proposes to sell shares of Series E Preferred and the Company and/or the other Investors fail to exercise their respective rights to purchase all of such shares of Series E Preferred subject to Section 2.1(b)(ii) or (iii) hereof, following the exercise or expiration of the rights of purchase set forth in Sections 2.1(b)(ii) and (iii), then the Selling Investor shall deliver to the Company and each other Series E Investor written notice (the "Co-Sale Notice") that each Series E Investor shall have the right, exercisable upon written notice to such Selling Investor with a copy to the Company, within ten (10) days after receipt of the Co-Sale Notice, to participate in such Transfer of Series E Preferred on the same terms and conditions. Such notice shall indicate the number of shares of Series E Preferred such Series E Investor wishes to sell (up to that number of shares determined under Section 2.1(b)(iv)(2) under his, her or its right to participate. To the extent one or more of the Series E Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Series E Preferred that the Selling Investor may sell in the transaction shall be correspondingly reduced.

              (2)   Each Series E Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (A) the aggregate number of shares of Series E Preferred covered by the Co-Sale Notice by (B) a fraction, the numerator of which is the number of shares of Investor Stock owned by such participating Series E Investor at the time of the Transfer and the denominator of which is the total number of shares of Investor Stock owned by the Selling Investor (and not purchased by the Company or the other Series E Investors) and the other Series E Investors at the time of the Transfer.

              (3)   Each Series E Investor who elects to participate in the Transfer pursuant to this Section 5(d) (a "Co-Sale Participant") shall effect its participation in the Transfer by promptly delivering to the Selling Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Preferred Stock which such Co-Sale Participant elects to sell.

              (4)   The stock certificate or certificates that the Co-Sale Participant delivers to the Selling Investor pursuant to Section 2.1(b)(iv)(3) shall be transferred to the prospective purchaser in consummation of the sale of the Preferred Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Selling Investor shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, the Selling Investor shall not sell to such prospective purchaser or purchasers any shares of Investor Stock unless and until, simultaneously with such sale, the Selling Investor shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

            (v)    Subsequent Investor Transfers.    The exercise or non-exercise of the rights of the other Series E Investors hereunder to participate in one or more Transfers of shares of Series E Preferred shall not adversely affect their rights to participate in subsequent Transfers of Series E Preferred pursuant to Section 2.1(b).

            (vi)    Sale of Investor Stock.    If none of the other Series E Investors elects to participate in the Transfer of Series E Preferred subject to the Co-Sale Notice, the Selling Investor may, not later than thirty (30) days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of the Series E Preferred covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferee than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions more favorable to the transferee than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Series E Preferred by a Selling Investor, shall again be subject to the right of first refusal and co-sale rights of the Company and Series E Investors, as applicable, and shall require compliance by a Selling Investor with the procedures described in this Section 2.1(b).

          (c)    Exempt Investor Transfers.    Notwithstanding the foregoing, the provisions of Section 2.1(b) shall not apply to (i) the sale or sales of any Series E Preferred by a Selling Investor or any of its Affiliates where such sale or sales, in the aggregate, amount to less than one percent (1%) of the such Selling Investor's holdings of Series E Preferred, or (ii) any Permitted Transfer; provided, however, that with respect to Transfers pursuant to this clause (c), the Co-Sale Rights under Section 2.1(b)(iv) of this Agreement shall then apply to the transferee.

          (d)    Prohibited Investor Transfers.

              (i)  In the event that a Selling Investor (a "Prohibited Selling Investor") should Transfer any Investor Stock in contravention of the right of first refusal and co-sale rights of each other Investor under Section 2.1(b) of this Agreement (a "Prohibited Transfer"), each other Investor in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Prohibited Selling Investor shall be bound by the applicable provisions of such option.

             (ii)  In the event of a Prohibited Investor Transfer, each Investor shall have the right to sell to the Prohibited Selling Investor the type and number of shares of Investor Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.1(b)(iv) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

              (1)   The price per share at which the shares of Investor Stock are to be sold to the Prohibited Selling Investor shall be equal to the greatest price per share of Investor Stock paid by the transferee to the Selling Investor in such Prohibited Transfer. The Prohibited Selling Investor shall also reimburse each other Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor's rights under Section 2.1(b).

              (2)   Within ninety (90) days after the date on which an Investor receives notice of the Prohibited Transfer or otherwise becomes aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Prohibited Selling Investor the certificate or certificates representing the shares of Investor Stock to be sold, each certificate to be properly endorsed for transfer.

              (3)   The Prohibited Selling Investor shall, upon receipt of the certificate or certificates for the shares to be Transferred by an Investor, pursuant to this Section 2.1(d)(ii), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.1(d)(ii)(1) in cash or by other means acceptable to the Investor.

           (vii)  Notwithstanding the foregoing, any attempt by an Investor to effect a Prohibited Transfer shall be voidable at the option of a majority in interest of the other Investors if a majority in interest of the other Investors do not elect to exercise the put option set forth in this Section 2.1(d), and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the other Investors.

          (e)    Termination of Investor Right of First Refusal and Co-Sale.    The rights and obligations as to each of the Investors under Section 2.1(b), (c) and (d) shall terminate upon (i) the effective date of the Initial Offering or (ii) upon consummation of (A) a sale, lease or other disposition of all or substantially all of the assets of the Company or (B) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred (each, a "Change in Control"); provided, however, that this Section 2.1(e) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

          (f)    Each certificate representing shares of Investor Stock shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED EXCEPT AS OTHERWISE PROVIDED IN

    SECTION 2.1(a)(iii) OF THAT CERTAIN FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND INVESTORS IN THE COMPANY (WHICH SUCH AGREEMENT IS AVAILABLE UPON REQUEST TO THE COMPANY).

          (g)   The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (h)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    Demand Registration.

          (a)   Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 20% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least 10% of the then outstanding Registrable Securities (a "Demand Registration"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the holders of Registrable Securities participating in the underwriting). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be reduced to a number deemed satisfactory by the managing underwriter; provided, that the shares to be excluded shall be determined in the following order of priority: (i) securities held by persons not having any contractual or other right to include such securities in the registration statement; (ii) securities held by any other persons (other than holders of Registrable Securities) having a contractual, incidental "piggyback" right to include such securities in the registration statement, (iii) securities to be registered by the Company pursuant to such registration statement, and (iv) Registrable Securities. If there is a reduction of the number of Registrable Securities pursuant to clause (iv), such reduction shall be made on a pro rata basis based on the number of Registrable Securities requested to be included in such registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c)   The Company shall not be required to effect a registration pursuant to this Section 2.2:

              (i)  prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) six (6) months following the effective date of the registration statement pertaining to the Initial Offering;

             (ii)  after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

           (iii)  during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

            (iv)  if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; provided, however, that the Company shall be limited to delivery of no more than one such notice in any (12) twelve month period;

             (v)  if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders in any twelve (12) month period; provided that such right to delay a request shall be exercised by the Company not more than twice in the aggregate; or

            (vi)  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

        2.3    Piggyback Registrations.    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within thirty (30) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a)    Underwriting.    If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the number of Registrable Securities requested to be included in such registration; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of Registrable Securities included in such registration below an amount equal to thirty percent (30%) of the total number of securities included in such registration, unless such offering is the Initial Offering, in which event any or all of the Registrable Securities may be excluded in accordance with the immediately preceding sentence. In addition, the number of shares being offered by the Company for its own account and Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders who, individually or together with its or their Affiliates, own not less than five hundred thousand (500,000) shares of Registrable Securities, a written request or requests that the Company effect a registration, including a registration of securities to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

              (i)  if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

             (ii)  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000);

           (iii)  if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's good faith intention to make a public offering within ninety (90) days (other than pursuant to a registration statement relating to employee benefit plan(s) or with respect to a corporate reorganization or other transaction under Rule 145 of the Securities Act);

            (iv)  if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

             (v)  if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

            (vi)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)   Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

        2.5    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request, or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6    Obligations of the Company.    Subject to Section 2.3(b), whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. Notwithstanding any other provision of this Agreement, such Holder or Holders understand that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer disclosure of material non-public information until such information has reached a more advanced stage and that during such periods sales of Registrable Securities and the effectiveness of any registration statement covering Registrable Securities may be suspended or delayed; provided, however, that the Company may impose no more than one (1) suspension or delay in any twelve (12) month period, such suspension or delay not to exceed ninety (90) days in the aggregate. Such Holder or Holders agree that upon receipt of any notice from the Company of the development of any material non-public information, such Holder or Holders will forthwith discontinue such Holder's or Holders' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's or Holders' receipt of copies of an appropriately supplemented or amended prospectus and, if so directed by the Company, such Holder or Holders will use its best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's or Holders' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the appropriate supplemented or amended prospectus.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c)   Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g)   Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          (h)   Instruct the members of the Company's senior management to use their commercially reasonable efforts to assist in the marketing of any shares covered by any registration statement filed pursuant to Section 2.2 or Section 2.4 hereof.

        2.7    Termination of Registration Rights.    All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company's Qualifying Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, and (b) all Registrable Securities held by and issuable to such Holder (and its Affiliates, partners, former partners, members and former members) may be sold under Rule 144 (including Rule 144(k)) during any ninety (90) day period.

        2.8    Delay of Registration; Furnishing Information.

          (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

          (c)   The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of Section 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, the beneficiaries and grantors of each Holder that is a trust, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation")

  by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b)   To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d)   If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)   The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        2.10    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) the transferee or assignee acquires such Registrable Securities in a private transaction, and (iii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12    Limitation on Subsequent Registration Rights.    After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or on parity with those granted to the Holders hereunder. Notwithstanding the generality of the foregoing, the Company shall not grant any piggyback registration rights which would reduce the number of shares includable by the holders of Registrable Securities in any registration without the consent of the holders of at least a majority of the Registrable Securities participating in the underwriting.

        2.13    "Market Stand-Off" Agreement; Agreement to Furnish Information.    Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed in connection with the Initial Offering; provided that all officers, directors and holders of one percent (1%) of the outstanding capital stock of the Company enter into similar agreements; provided, further, that, notwithstanding the foregoing, a Holder shall be permitted to transfer any Common Stock or other securities of the Company held by such Holder in one or more private transactions to any of its Affiliates who agree in writing to be bound by the provisions of this Section 2.13.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        2.14    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b)   File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c)   So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.    COVENANTS OF THE COMPANY

        3.1    Basic Financial Information and Reporting.

          (a)   The Company will maintain books and records of account in which entries will be made of its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b)   Within one hundred twenty (120) days after the end of each fiscal year of the Company, the Company will furnish each Investor that, together with its Affiliates, holds not less than three hundred thousand (300,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like) (a "Major Investor") a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be audited and accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors. This subsection (b) shall terminate on the earliest of (i) the Qualifying Initial Offering (ii) the date the Company is subject to the reporting requirements of Sections 13 or 15 of the Exchange Act; or (iii) the date when there are no Registrable Securities outstanding.

          (c)   The Company will furnish each Major Investor, within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, an unaudited balance sheet of the Company as of the end of each such quarterly period and unaudited statements of (i) income and (ii) cash flow of the Company for each such period and, in the case of the first, second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, with a variation analysis setting forth in each case in comparative form the figures for the budget in respect of such period, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, with the exception that no notes need be attached to such statements and year end audit adjustments may not have been made. This subsection (c) shall terminate on the earlier of (i) the Qualifying Initial Offering, (ii) the date that the Company is subject to the reporting requirements of Sections 13 or 15 of the Exchange Act or (iii) the date when there are no Registrable Securities outstanding.

          (d)   The Company will furnish each Major Investor: (i) at least fifteen (15) days prior to the beginning of each fiscal year, an annual budget and operating plans for such fiscal year (and, as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month (except for months representing the end of an annual or quarterly period (which are governed by Sections 3.1(b) and (c) above)), and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. Such monthly statements shall also set forth in each case in comparative form the figures for the corresponding period of the previous fiscal year and a variation analysis setting forth in each case in comparative form the figures for the budget in respect of such period.

          (e)   Notwithstanding the foregoing, the Company shall not be required to provide any information that the Company's Board of Directors determines to be competitively sensitive information to any Holder that is a competitor or potential competitor to the Company, as determined in the sole discretion of the Company's Board of Directors.

        3.2    Inspection Rights.    Any Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested. This Section 3.2 shall terminate on the earlier of (i) the Qualifying Initial Offering, (ii) the date that the Company is subject to the reporting requirements of Sections 13 or 15 of the Exchange Act or (iii) the date when there are no Registrable Securities outstanding. Notwithstanding the foregoing, the Company shall not be required to provide any information that the Company's Board of Directors determines to be competitively sensitive information to any Major Investor that is a competitor or potential competitor to the Company, as determined in the sole discretion of the Company's Board of Directors.

        3.3    Confidentiality of Records; Use of Names.

          (a)   Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, employee, adviser, subsidiary, parent or grantor or beneficiary of any Investor that is a trust, of such Investor for the purpose of evaluating its investment in the Company as long as such partner, employee, adviser, subsidiary, parent, grantor or beneficiary is advised of the confidentiality provisions of this Section 3.3. The provisions of this Section 3.3 shall not apply to information which: (a) is now, or hereafter becomes, through no act or failure to act on the part of such Investor, generally known or available; (b) is known by such Investor at the time of receiving such information, as evidenced by its written records; (c) is hereafter furnished to such Investor by a third party, as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party, without knowledge of, and without the aid, application or use of, the disclosing party's confidential information. In addition, the provisions of this Section 3.3 shall not apply to the extent that disclosure of confidential information is compelled by law, rule, regulation or court order.

          (b)   Neither the Company nor any of its Affiliates shall issue any press release, notice or other publication using the name of any Series E Investor without the prior written consent of such Investor. Any Series E Investor may disclose its investment in the Company and include the Company's name and a brief description of the Company's business in its securities offering materials.

        3.4    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.5    Stock Vesting.    Except as otherwise provided in agreements in effect on the date hereof, unless otherwise approved by the Board of Directors, all stock options, other stock equivalents and restricted stock issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting over four years as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the

Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

        3.6    Proprietary Information and Inventions Agreement.    The Company shall require all officers and employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached to the Series E Agreement.

        3.7    Directors' Expenses.    The Company shall reimburse reasonable costs incurred by non-employee directors of the Company and any representative referred to in Section 3.9 below in attending meetings of the Company's Board of Directors (including any meeting of the committees of the Board of Directors) and any other meetings or events attended at the request of the Company.

        3.8    Qualified Small Business.    For so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")), the Company will use its reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

        3.9    Observation Rights.    The Company shall allow one representative designated by each of (a) Prospect Venture Partners, LP, (b) so long as no partner, employee or other Affiliate of Merrill Lynch Ventures L.P. 2001 ("MLV") is a member of the Company's Board of Directors, MLV, to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors at the same time it provides such materials to the Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information or for other similar reasons.

        3.10    Directors' and Officers' Insurance.    The Company will use its reasonable best efforts to obtain, on or prior to ninety (90) days from the date hereof, and maintain in full force and effect, directors' and officers' insurance acceptable to the Company's Board of Directors.

        3.11    Agreements with Investors.    The Company covenants and agrees that, in the event it enters into any agreement with an Investor in connection with the sale and issuance of Series E Preferred pursuant to the Series E Agreement (other than the Series E Agreement or the "Related Agreements" as defined therein), the Company shall promptly provide MLV and Rho Management Trust I ("Rho") with a copy of such agreement (a "Side Agreement"). MLV and Rho shall have the right, exercisable by written notice to the Company within thirty (30) days after receipt of such Side Letter, to elect to enter into a similar agreement(s) with the Company on terms and conditions at least as favorable to Rho and MLV, as applicable, as those agreed to by the Company and the Investor that is a party to such Side Agreement; provided, however, that the terms and conditions of such Side Agreement are reasonably applicable to the circumstances of MLV and/or Rho, as applicable, including their respective Affiliates, and their investment in the Company.

        3.12    Additional Shares.    If at any time prior to the date that is eighteen (18) months after the date of this Agreement, the Company issues or reserves for issuance more than three million seven hundred ninety thousand (3,790,000) shares of Common Stock, in the aggregate, in connection with the granting of options or other similar equity incentives to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to any stock purchase or stock option plans, including, but not limited to, (i) the Company's 1999 Equity Incentive Plan or any other similar arrangement, and (ii) any options previously granted thereunder and shares of Common Stock issued upon exercise of such options or upon sales of restricted stock thereunder, then the Company will use its best efforts to ensure that: (a) the Original Purchase Price of the Series E Preferred (as defined in the Restated Charter) shall be reduced, effective as of the opening of business on the business day immediately following such issue or reservation of shares, to an amount (the "Reduced Original Purchase Price") determined by dividing sixty million dollars ($60,000,000) by the sum of (1) twenty million six hundred sixty six thousand four hundred sixty (20,666,460), (2) the number of shares so issued or reserved for issuance in excess of 3,790,000 and (3) any additional shares issuable to the holders of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred pursuant to Section 4(i) of the Restated Charter in connection with the sale and issuance of the Series E Preferred (including the issuance of additional shares of Series E Preferred pursuant to the following subsection (b)); and (b) the Company shall issue to each Series E Investor an additional number of shares of Series E Preferred (rounded to the nearest whole share) determined by subtracting (1) the number of share of Series E Preferred set forth opposite such Series E Investor's name on Exhibit A to the Series E Agreement from (2) the number of shares of Series E Preferred determined by dividing the total purchase price paid by such Series E Investor for the Series E Preferred by the Reduced Original Purchase Price. For the purposes of subsection (a)(3) above, the number of additional shares issuable to the holders of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred pursuant to Section 4(i) of the Restated Charter shall be calculated as if such subsection (a)(3) were not included in this Section 3.12.

        3.13    Termination of Covenants.    All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Qualifying Initial Offering or (ii) upon consummation of (a) a sale, lease or other disposition of all or substantially all of the assets of the Company or (b) a Change in Control; provided, however, that this Section 3.13 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

        3.14    Use of Proceeds.    The Company shall use the proceeds received upon the sale of the Series E Preferred for general working capital purposes only.

        3.15    Assignment of Incyte Agreement.    The Company agrees that it will not assign the Collaborative Research and License Agreement between the Company and Incyte Genomics, Inc., dated December 29, 2000 and as amended October 24, 2001, under Section 10.3(ii) thereof, unless such assignment is approved by the Company's Board of Directors, including the "Series E Director" (as defined in the Stockholder Agreement).

SECTION 4.    ADDITIONAL RIGHTS OF FIRST REFUSAL

        4.1    Subsequent Offerings.    Subject to Section 4.7 below, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any option or other security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like).

        4.2    Exercise of Rights.    If the Company proposes to issue any Equity Securities other than Equity Securities referred to in Section 4.6, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the anticipated price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. If consented to by holders of at least fifty percent (50%) of the Registrable Securities held by the Major Investors then outstanding, no further such notice shall be required with respect to any changes to the terms specified in the original notice (except to the extent that any such issuance of Equity Securities would constitute, or that such changes would cause such issuance of Equity Securities to become or cease to be, a Dilutive Issuance, as such term is defined in the Restated Charter). Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3    Issuance of Equity Securities to Other Persons.    If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire their pro rata share of such unsubscribed shares. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor's rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

        4.4    Termination and Waiver of Rights of First Refusal.    The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon earlier of (i) the effective date of the registration statement pertaining to the Company's Qualifying Initial Offering or (ii) a Change in Control. The rights of first refusal established by this Section 4 may be amended, or any provision waived, with the written consent of Major Investors holding at least sixty-seven percent (67%) of the Registrable Securities held by all Major Investors, or as permitted by Section 5.6.

        4.5    Transfer of Rights of First Refusal.    The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        4.6    Excluded Securities.    The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

          (a)   shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the Original Issue Date (as defined in the Company's Restated Charter) to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (b)   any Equity Securities issued pursuant to any rights or agreements outstanding as of the date hereof or pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof;

          (c)   any Equity Securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by at least a majority of the Directors who are not then employees of the Company;

          (d)   any Equity Securities issued in connection with any stock split, stock dividend, combination or recapitalization by the Company;

          (e)   any Equity Securities issued upon conversion of the Preferred Stock of the Company;

          (f)    subject to Section 2.3 of the Series E Agreement, any Series E Preferred issued pursuant to the Series E Agreement;

          (g)   any Equity Securities issued pursuant to any equipment or real estate leasing or loan arrangement or debt financing from an equipment lessor, landlord, bank, financial or lending institution or similar entity approved by at least a majority of the Directors who are not then employees of the Company and the primary purpose of which is other than to obtain financing for the Company through the issuance of equity securities;

          (h)   any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

          (i)    any Equity Securities issued in connection with strategic transactions approved by a majority of the Directors who are not then employees of the Company, including (1) joint ventures, manufacturing, marketing or distribution arrangements, or (2) technology license, transfer or research and development arrangements, or (3) any other transaction involving corporate partners the primary purpose of which is other than to obtain financing for the Company through the issuance of equity securities;

          (j)    any Equity Securities issued pursuant to Section 3.12;

          (k)   stock issued pursuant to any such rights granted or agreements entered into after the date of this Agreement so long as the rights of first refusal established by this Section 4 were complied with in connection with the initial sale or grant by the Company of such rights or agreements.

        4.7    Exclusion of Series C and Series D Investor.    Notwithstanding anything to the contrary herein, neither the Series C Investor, the Series D Investor nor their transferees shall be entitled to the right of first refusal or any other right provided by this Section 4.

SECTION 5.    MISCELLANEOUS

        5.1    Aggregation.    All Equity Securities held or acquired by an Investor and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

        5.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        5.3    Survival.    The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.4    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.5    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto, the Series E Agreement, the Co-Sale Agreement, the Stockholder Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersede any prior agreements relating thereto, including without limitation the Prior Rights Agreement, which is hereby terminated and of no further force or effect, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The Company and holders of sixty-seven percent (67%) of the Registrable Securities (as defined in the Prior Rights Agreement) hereby agree, as evidenced by their signatures hereto, that all rights granted and covenants made under the Prior Rights Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever, including the right of first refusal set forth in Section 4 of the Prior Rights Agreement, and such holders hereby further agree and acknowledge that the right of first refusal set forth in Section 4 of the Prior Rights Agreement did not apply to and is hereby waived with respect to the Series E Preferred and the Series E Preferred issued pursuant to the Series E Agreement.

        5.6    Severability.    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        5.7    Amendment and Waiver.

          (a)   Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of (i) the Company, (ii) the holders of at least sixty-seven percent (67%) of the Registrable Securities, and (iii) the holders of at least sixty-seven percent (67%) in interest of the Series E Preferred.

          (b)   Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-seven percent (67%) of the Registrable Securities.

        Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Holders" and parties hereto.

        5.8    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        5.9    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        5.10    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.11    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.12    Counterparts.    This Agreement may be executed in any number of counterparts (which may be delivered by facsimile), each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		INVESTOR:
SENOMYX, INC.		THE NORTH AMERICAN NUTRITION & AGRIBUSINESS FUND, L.P.
By:	/s/ PAUL A. GRAYSON Paul A. Grayson, Chief Executive Officer	By: Its:	NANA Management, L.P. General Partner
		By: Its:	Bay City Capital LLC Advisor and Attorney-in-Fact
		By:	/s/ LORI M. ROBSON
		Name:	Lori M. Robson
		Title:	Principal

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
DOMAIN PARTNERS IV, L.P.
By:	One Palmer Square Associates IV, L.L.C.
Its:	General Partner
By:	/s/ JAMES C. BLAIR James C. Blair Managing Member
DP IV ASSOCIATES, L.P.
By:	One Palmer Square Associates IV, L.L.C.
Its:	General Partner
By:	/s/ JAMES C. BLAIR James C. Blair Managing Member

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
PAUL A. GRAYSON
/s/ PAUL A. GRAYSON

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
KEVIN J. KINSELLA, AS TRUSTEE OF THE KEVIN J. KINSELLA DECLARATION OF TRUST OF NOVEMBER 2, 1994
By:	/s/ KEVIN J. KINSELLA
Name:	Kevin J. Kinsella
Title:	Trustee

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
KINGSBURY CAPITAL PARTNERS L.P. III
By:	/s/ TIMOTHY J. WOLLAEGER
Name:	Timothy J. Wollaeger
Title:	General Partner
KINGSBURY CAPITAL PARTNERS L.P. IV
By:	/s/ TIMOTHY J. WOLLAEGER
Name:	Timothy J. Wollaeger
Title:	General Partner

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
ANDREA STRYER
/s/ ANDREA STRYER
LUBERT STRYER
/s/ LUBERT STRYER

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
RICHARD L. SCOTT REVOCABLE TRUST
By:	/s/ RICHARD L. SCOTT
Name:	Richard L. Scott
Title:	Trustee

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
OSCAR L. TANG
/s/ OSCAR L. TANG
GRANTOR TRUST FOR TRACY L. TANG
/s/ OSCAR L. TANG
By:	Oscar L. Tang, Trustee
GRANTOR TRUST FOR DANA E. TANG
/s/ OSCAR L. TANG
By:	Oscar L. Tang, Trustee
GRANTOR TRUST FOR KRISTIN A. TANG
/s/ OSCAR L. TANG
By:	Oscar L. Tang, Trustee
MR. AND MRS. KEVIN TANG
/s/ KEVIN TANG
[ILLEGIBLE TEXT]

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
CHARLES ZUCKER
/s/ CHARLES ZUCKER

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
ROGER TSIEN
/s/ ROGER TSIEN
WENDY GLOBE TSIEN
/s/ WENDY GLOBE TSIEN

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
PROSPECT VENTURE PARTNERS, LP
By:	/s/ DAVID SCHNELL David Schnell, MD Managing Partner

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
RHO MANAGEMENT TRUST I
By:	Rho Capital Partners, Inc.
as Investment Adviser
By:	/s/ MARK LESCHLY
Name:	Mark Leschly
Title:	Managing Director

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
STELIOS PAPADOPOULOS
/s/ STELIOS PAPADOPOULOS

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
JORGE E. HIRSCH
/s/ JORGE E. HIRSCH
ARIEL M. HIRSCH
/s/ ARIEL M. HIRSCH
RICARDO D. HIRSCH
/s/ RICARDO D. HIRSCH

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
DAVID MARINO
/s/ DAVID MARINO

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
SPARKS PARTNERS
By:	/s/ JOHN H. BROOKS
Name:	John H. Brooks
Title:	Secretary

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
FOUR PARTNERS
By:	/s/ TOM TISCH
Name:	Tom Tisch
Title:	Trustee
BAKER TISCH INVESTMENTS LLC
By:	/s/ JULIAN C. BAKER
Name:	Julian C. Baker
Title:	Managing Member
FBB ASSOCIATES
By:	/s/ JULIAN C. BAKER
Name:	Julian C. Baker
Title:	Partner

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
ZAFFARONI REVOCABLE TRUST UTD 1-24-86 ALEJANDRO ZAFFARONI—TRUSTEE
/s/ ALEJANDRO ZAFFARONI

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
ALEXANDRIA REAL ESTATE EQUITIES, L.P.
By:	ARE-QRS CORP., a Maryland corporation, general partner
By:	/s/ LAURIE A. ALLEN
Name:	Laurie A. Allen
Title:	Senior Vice President, Business Development & Legal Affairs

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
AURORA BIOSCIENCES CORPORATION
By:	/s/ HARRY STYLLI
Name:	Harry Stylli
Title:	President

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
INCYTE GENOMICS, INC.
By:	/s/ ROY A. WHITFIELD
Name:	Roy A. Whitfield
Title:	Chief Executive Officer

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
MERRILL LYNCH VENTURES L.P. 2001
By:	Merrill Lynch Ventures, LLC its General Partner
By:	/s/ EDWARD J. HIGGINS
Name:	Edward J. Higgins
Title:	Vice President

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
EXCELSIOR VENTURE PARTNERS III, LLC
By:	/s/ DAVID I. FENN
Name:	David I. Fenn
Title:	President

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

Solely for the purposes of the Designated Sections:
SILICON VALLEY BANCSHARES
By:	/s/ TODD HARRIS
Name:	Todd Harris
Title:	Financial Planning Director

FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

Name & Address
The North American Nutrition and Agribusiness Fund, L.P.
Bay City Capital LLC 750 Battery Street, Suite 600 San Francisco, CA 94111 (415) 835-9346 (415) 837-0503—Fax attn: Lori Robson, Ph.D.
Domain Partners IV, L.P.
Jim Blair One Palmer Square Princeton, NJ 08542 (609) 683-5656 (609) 683-9789—Fax cc: Lisa Kraeutler
Prospect Venture Partners, LP
David Schnell, M.D. 435 Tasso Street, Suite 200 Palo Alto, CA 94305 (650) 327-8800 (650) 324-8838—Fax
Kingsbury Capital Partners L.P. III
Tim Wollaeger 3655 Nobel Drive, Suite 490 San Diego, CA 92122 (858) 677-0600 (858) 677-0800—Fax
Kingsbury Capital Partners L.P. IV
Tim Wollaeger 3655 Nobel Drive, Suite 490 San Diego, CA 92122 (858) 677-0600 (858) 677-0800—Fax

A-1

Rho Management Trust I
Mark Leschly
152 West 57th Street, 23rd Floor
New York, NY 10019
(212) 751-6677 ext. 414
(212) 751-3613—Fax
cc: Audrey M. Roth, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 510-1027
(617) 523-1231—Fax
Mr. And Mrs. Kevin Tang
11 Riverside Drive, Apt. 12FW New York, NY 10023 (212) 501-9109 (212) 471-4943—Fax
Kevin J. Kinsella, as Trustee of the Kevin J. Kinsella Declaration of Trust of November 2, 1994
1735 Castellana Road La Jolla, CA 92037 (858) 459-6667 (858) 623-3395—Fax
Richard L. Scott Revocable Trust
c/o Richard L. Scott Investments, LLC 100 First Stamford Place, Suite 625 Stamford, CT 06902 (203) 602-2290 (203) 602-7758—Fax
Lubert Stryer, M.D.
843 Sonoma Terrace Stanford, CA 94305 (650) 723-5358 (650) 498-5351—Fax
Oscar Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax
Tracy L. Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax

A-2

Dana E. Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax
Kristin A. Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax
Paul A. Grayson
C/O Senomyx, Inc. 11099 North Torrey Pines Road La Jolla, CA 92037 (858) 646-8301 (858) 404-0750—Fax
Stelios Papadopoulos
3 Somerset Drive South Great Neck, NY 11020 (516) 487-5654 (516) 487-0245—Fax
Charles S. Zuker
UCSD Cellular & Molecular Medicine West, Room 355 9500 Gilman Drive La Jolla, CA 92037 (858) 534-5528 (858) 534-8510—Fax
DP IV Associates, L.P.
Jim Blair One Palmer Square Princeton, NJ 08542 (609) 683-5656 (609) 683-9789—Fax cc: Lisa Kraeutler
Andrea Stryer
843 Sonoma Terrace Stanford, CA 94305 (650) 858-2858 (650) 498-5351—Fax

A-3

Jorge E. Hirsch
4058 Riverton Place San Diego, CA 92130 (858) 755-2663 (858) 792-1728—Fax
Roger Tsien
8535 Nottingham Place La Jolla, CA 92037 (858) 534-4891 (858) 534-5270—Fax
Wendy Globe Tsien
8535 Nottingham Place La Jolla, CA 92037 (858) 534-4891 (858) 534-5270—Fax
David Marino
754 La Canada La Jolla, CA 92037 (619) 238-4393 (619) 238-1025—Fax
Sparks Partners
John Brooks, Secretary 4146 Roland Avenue Baltimore, MD 21211 (410) 235-3217 (410) 235-4650—Fax cc: Hugh Rienhoff, Jr., M.D. (650) 934-9300 (650) 934-9376—Fax
Zaffaroni Revocable Trust UTD 1-24-86 Alejandro Zaffaroni—Trustee
Technofyn Associates LLC
4005 Miranda Avenue, Suite 180
Palo Alto, CA 94304
Attn: Alejandro Zaffaroni /
         Gonzalo M. Silveira
(650) 496-2258
(650) 564-7804—Fax
cc: Julian N. Stern, Esq.
Heller Ehrman White & McAuliffe LLP
525 University Avenue
Palo Alto, CA 94301
(650) 324-7000
(650) 324-0638—Fax

A-4

Four Partners
Felix and Geoffrey Baker 667 Madison Ave., 7th Floor New York, NY 10021-8087 (212) 521-2865 (212) 521-2915—Fax
Baker Tisch Investments LLC
Felix and Julian Baker 667 Madison Ave., 7th Floor New York, NY 10021-8087 (212) 521-2865 (212) 521-2915—Fax
FBB Associates
Felix and Geoffrey Baker 667 Madison Ave., 7th Floor New York, NY 10021-8087 (212) 521-2865 (212) 521-2915—Fax
Alexandria Real Estate Equities, L.P.
Joel Marcus, CEO 135 N. Los Robles Avenue Suite 250 Pasadena, CA 91101 (626) 578-9693 (626) 578-0896—Fax cc: Pete Nelson, CFO
Aurora Biosciences Corporation
11010 Torreyana Road San Diego, CA 92121 (858) 404-6600 (858) 404-6743—Fax Attn: General Counsel
Incyte Genomics, Inc.
3160 Porter Drive Palo Alto, CA 94304 (650) 855-0555 (650) 845-4166—Fax Attn: Chief Executive Officer
Merrill Lynch Ventures L.P. 2001
95 Green Street, 7th Floor Jersey City, NJ 07302 (201) 671-0400 (201) 671-4527—Fax Attn: Robert F. Tully
Excelsior Venture Partners III, LLC
c/o U.S. Trust Company 225 High Ridge Road Stamford, CT 06905 (203) 352-4400

A-5

SENOMYX, INC.

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "First Amendment") is made as of February 27, 2002 by and among SENOMYX, INC., a Delaware corporation (the "Company"), and the persons and entities whose names are set forth on Exhibit A attached hereto (collectively, the "Investors"). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Investor Rights Agreement (as defined below).

RECITALS

        WHEREAS, the Company and the Investors entered into that certain Fourth Amended and Restated Investor Rights Agreement dated as of November 14, 2001 (the "Investor Rights Agreement"); and

        WHEREAS, the Company and the Investors desire to amend the Investor Rights Agreement as provided below.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Amendment hereby agree as follows:

AMENDMENT

        1.    In the introductory paragraph of the Investor Rights Agreement, the phrase ", as such may be amended from time to time in accordance therewith" is added after "November 14, 2001" and prior to "(the "Series E Agreement")".

        2.    The second recital of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "WHEREAS, the Company proposes to sell and issue up to twelve million seven hundred three thousand fifteen (12,703,015) shares of its Series E Preferred to the Series E Investors pursuant to the Series E Agreement; and"

        3.    Section 3.9 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "3.9    Observation Rights.    The Company shall allow one representative designated by each of (a) Prospect Venture Partners, LP, (b) so long as no partner, employee or other Affiliate of Merrill Lynch Ventures L.P. 2001 ("MLV") is a member of the Company's Board of Directors, MLV, and (c) H&Q Healthcare Investors and H&Q Life Sciences, acting together, to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give each of such representatives copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors at the same time it provides such materials to the Board of Directors; provided, however, that the Company reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information or for other similar reasons.

        4.    Section 4.6(f) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "(f)    any Series E Preferred;"

1

        5.    Except as modified by this First Amendment, the Investor Rights Agreement shall remain in full force and effect in accordance with its terms. This First Amendment shall be deemed an amendment to the Investor Rights Agreement and shall become effective when executed and delivered by the Company, holders of at least sixty-seven percent (67%) of the Registrable Securities, and holders of at least sixty-seven percent (67%) in interest of the Series E Preferred, as provided under Section 5.7 of the Investor Rights Agreement.

2

        The foregoing First Amendment is hereby executed as of the date first above written.

COMPANY: SENOMYX, INC.		INVESTOR: THE NORTH AMERICAN NUTRITION & AGRIBUSINESS FUND, L.P.
By:	/s/ PAUL A. GRAYSON Paul A. Grayson, Chief Executive Officer	By: Its:	NANA Management, L.P. General Partner
	Address: 11099 N. Torrey Pines Road Suite 160	By: Its:	Bay City Capital LLC Advisor and Attorney-in-Fact
	La Jolla, CA 92037	By:	/s/ LORI M. ROBSON
Tel.: (858) 646-8301
	Fax: (858) 404-0750	Name:	Lori M. Robson

		Title:	Principal

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
DOMAIN PARTNERS IV, L.P.
By:	One Palmer Square Associates IV, L.L.C.
Its:	General Partner
By:	/s/ KATHLEEN K. SCHOEMAKER Kathleen K. Schoemaker Managing Member
DP IV ASSOCIATES, L.P.
By:	One Palmer Square Associates IV, L.L.C.
Its:	General Partner
By:	/s/ KATHLEEN K. SCHOEMAKER Kathleen K. Schoemaker Managing Member

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
PAUL A. GRAYSON
/s/ PAUL A. GRAYSON

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
KEVIN J. KINSELLA, AS TRUSTEE OF THE KEVIN J. KINSELLA DECLARATION OF TRUST OF NOVEMBER 2, 1994
By:	/s/ KEVIN J. KINSELLA
Name:	Kevin J. Kinsella
Title:	Trustee

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
KINGSBURY CAPITAL PARTNERS L.P. III
By:	/s/ TIMOTHY J. WOLLAEGER
Name:	Timothy J. Wollaeger
Title:	General Partner
KINGSBURY CAPITAL PARTNERS L.P. IV
By:	/s/ TIMOTHY J. WOLLAEGER
Name:	Timothy J. Wollaeger
Title:	General Partner

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
ANDREA STRYER
/s/ ANDREA STRYER
LUBERT STRYER
/s/ LUBERT STRYER

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
RICHARD L. SCOTT REVOCABLE TRUST
By:	/s/ RICHARD L. SCOTT
Name:	Richard L. Scott
Title:	Trustee

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
OSCAR L. TANG
/s/ OSCAR L. TANG
GRANTOR TRUST FOR TRACY L. TANG
/s/ OSCAR L. TANG
By:	Oscar L. Tang, Trustee
GRANTOR TRUST FOR DANA E. TANG
/s/ OSCAR L. TANG
By:	Oscar L. Tang, Trustee
GRANTOR TRUST FOR KRISTIN A. TANG
/s/ OSCAR L. TANG
By:	Oscar L. Tang, Trustee
MR. AND MRS. KEVIN TANG
/s/ KEVIN TANG
[ILLEGIBLE TEXT]

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
CHARLES ZUCKER

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
ROGER TSIEN
/s/ ROGER TSIEN
WENDY GLOBE TSIEN
/s/ WENDY GLOBE TSIEN

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
PROSPECT VENTURE PARTNERS, LP
By:	/s/ DAVID SCHNELL David Schnell, MD Managing Partner

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
RHO MANAGEMENT TRUST I
By:	Rho Capital Partners, Inc. as Investment Adviser
By:	/s/ MARK LESCHLY
Name:	Mark Leschly
Title:	Managing Director

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
STELIOS PAPADOPOULOS
/s/ STELIOS PAPADOPOULOS

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
JORGE E. HIRSCH
/s/ JORGE E. HIRSCH

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
DAVID MARINO
/s/ DAVID MARINO

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
SPARKS PARTNERS
By:
Name:
Title:

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTORS:
FOUR PARTNERS
By:
Name:
Title:
BAKER TISCH INVESTMENTS LLC
By:
Name:
Title:
FBB ASSOCIATES
By:
Name:
Title:

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
ZAFFARONI REVOCABLE TRUST UTD 1-24-86 ALEJANDRO ZAFFARONI—TRUSTEE

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
ALEXANDRIA REAL ESTATE EQUITIES, L.P.
By:	ARE-QRS CORP., a Maryland corporation, general partner
By:	/s/ LAURIE A. ALLEN
Name:	Laurie A. Allen
Title:	Senior Vice President, Business Development & Legal Affairs

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
AURORA BIOSCIENCES CORPORATION
By:	/s/ HARRY STYLLI
Name:	Harry Stylli
Title:	President

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
INCYTE GENOMICS, INC.
By:	/s/ LEE BENDEKGEX
Name:	Lee Bendekgex
Title:	EVP, General Counsel

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
MERRILL LYNCH VENTURES L.P. 2001
By:	Merrill Lynch Ventures, LLC its General Partner
By:	/s/ EDWARD J. HIGGINS
Name:	Edward J. Higgins
Title:	Vice President

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

INVESTOR:
EXCELSIOR VENTURE PARTNERS III, LLC
By:	/s/ DAVID I. FENN
Name:	David I. Fenn
Title:	President

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

EXHIBIT A

Name & Address
The North American Nutrition and Agribusiness Fund, L.P.C
Bay City Capital LLC 750 Battery Street, Suite 600 San Francisco, CA 94111 (415) 835-9346 (415) 837-0503—Fax attn: Lori Robson, Ph.D.
Domain Partners IV, L.P.
Jim Blair One Palmer Square Princeton, NJ 08542 (609) 683-5656 (609) 683-9789—Fax cc: Lisa Kraeutler
Prospect Venture Partners, LP
David Schnell, M.D. 435 Tasso Street, Suite 200 Palo Alto, CA 94305 (650) 327-8800 (650) 324-8838—Fax
Kingsbury Capital Partners L.P. III
Tim Wollaeger 3655 Nobel Drive, Suite 490 San Diego, CA 92122 (858) 677-0600 (858) 677-0800—Fax
Kingsbury Capital Partners L.P. IV
Tim Wollaeger 3655 Nobel Drive, Suite 490 San Diego, CA 92122 (858) 677-0600 (858) 677-0800—Fax

Rho Management Trust I
Mark Leschly
152 West 57th Street, 23rd Floor
New York, NY 10019
(212) 751-6677 ext. 414
(212) 751-3613—Fax
cc: Audrey M. Roth, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 510-1027
(617) 523-1231—Fax
Mr. And Mrs. Kevin Tang
11 Riverside Drive, Apt. 12FW New York, NY 10023 (212) 501-9109 (212) 471-4943—Fax
Kevin J. Kinsella, as Trustee of the Kevin J. Kinsella Declaration of Trust of November 2, 1994
1735 Castellana Road La Jolla, CA 92037 (858) 459-6667 (858) 623-3395—Fax
Richard L. Scott Revocable Trust
c/o Richard L. Scott Investments, LLC 100 First Stamford Place, Suite 625 Stamford, CT 06902 (203) 602-2290 (203) 602-7758—Fax
Lubert Stryer, M.D.
843 Sonoma Terrace Stanford, CA 94305 (650) 723-5358 (650) 498-5351—Fax
Oscar Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax

Tracy L. Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax
Dana E. Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax
Kristin A. Tang
c/o Gwen Winkhaus Reich & Tang 600 Fifth Avenue New York, NY 10020 (212) 830-5303 (212) 265-9752—Fax
Paul A. Grayson
C/O Senomyx, Inc. 11099 North Torrey Pines Road La Jolla, CA 92037 (858) 646-8301 (858) 404-0750—Fax
Stelios Papadopoulos
3 Somerset Drive South Great Neck, NY 11020 (516) 487-5654 (516) 487-0245—Fax
Charles S. Zuker
UCSD Cellular & Molecular Medicine West, Room 355 9500 Gilman Drive La Jolla, CA 92037 (858) 534-5528 (858) 534-8510—Fax

DP IV Associates, L.P.
Jim Blair One Palmer Square Princeton, NJ 08542 (609) 683-5656 (609) 683-9789—Fax cc: Lisa Kraeutler
Andrea Stryer
843 Sonoma Terrace Stanford, CA 94305 (650) 858-2858 (650) 498-5351—Fax
Jorge E. Hirsch
4058 Riverton Place San Diego, CA 92130 (858) 755-2663 (858) 792-1728—Fax
Roger Tsien
8535 Nottingham Place La Jolla, CA 92037 (858) 534-4891 (858) 534-5270—Fax
Wendy Globe Tsien
8535 Nottingham Place La Jolla, CA 92037 (858) 534-4891 (858) 534-5270—Fax
David Marino
754 La Canada La Jolla, CA 92037 (619) 238-4393 (619) 238-1025—Fax
Sparks Partners
John Brooks, Secretary 4146 Roland Avenue Baltimore, MD 21211 (410) 235-3217 (410) 235-4650—Fax cc: Hugh Rienhoff, Jr., M.D. (650) 934-9300 (650) 934-9376—Fax

Zaffaroni Revocable Trust UTD 1-24-86 Alejandro Zaffaroni—Trustee
Technofyn Associates LLC
4005 Miranda Avenue, Suite 180
Palo Alto, CA 94304
Attn: Alejandro Zaffaroni /
          Gonzalo M. Silveira
(650) 496-2258
(650) 564-7804—Fax
cc: Julian N. Stern, Esq.
Heller Ehrman White & McAuliffe LLP
525 University Avenue
Palo Alto, CA 94301
(650) 324-7000
(650) 324-0638—Fax
Four Partners
Felix and Geoffrey Baker 667 Madison Ave., 7th Floor New York, NY 10021-8087 (212) 521-2865 (212) 521-2915—Fax
Baker Tisch Investments LLC
Felix and Julian Baker 667 Madison Ave., 7th Floor New York, NY 10021-8087 (212) 521-2865 (212) 521-2915—Fax
FBB Associates
Felix and Geoffrey Baker 667 Madison Ave., 7th Floor New York, NY 10021-8087 (212) 521-2865 (212) 521-2915—Fax

Alexandria Real Estate Equities, L.P.
Joel Marcus, CEO 135 N. Los Robles Avenue Suite 250 Pasadena, CA 91101 (626) 578-9693 (626) 578-0896—Fax cc: Pete Nelson, CFO
Aurora Biosciences Corporation
11010 Torreyana Road San Diego, CA 92121 (858) 404-6600 (858) 404-6743—Fax Attn: General Counsel
Incyte Genomics, Inc.
3160 Porter Drive Palo Alto, CA 94304 (650) 855-0555 (650) 845-4166—Fax Attn: Chief Executive Officer
Merrill Lynch Ventures L.P. 2001
95 Green Street, 7th Floor Jersey City, NJ 07302 (201) 671-0400 (201) 671-4527—Fax Attn: Robert F. Tully
Excelsior Venture Partners III, LLC
c/o U.S. Trust Company 225 High Ridge Road Stamford, CT 06905 (203) 352-4400

QuickLinks

SENOMYX, INC. FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT November 14, 2001
Table Of Contents
SCHEDULE OF INVESTORS
SENOMYX, INC. FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
RECITALS
AMENDMENT
EXHIBIT A